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                 [STRADLING, YOCCA, CARLSON & RAUTH LETTERHEAD]

                                                                     EXHIBIT 5.1
                                February 6, 1997

Micro Therapeutics, Inc.
1062 Calle Negocio #F
San Clemente, California 92673

        Re: Registration Statement on Form SB-2
              Registration No. 333-17345

Ladies and Gentlemen:
        We have examined the Registration Statement on Form SB-2, Registration No. 333-17345, filed by Micro Therapeutics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on December 5, 1996 (as amended by Amendment Nos.1, 2 and 3 thereto filed on January 10, 1997, January 13, 1997 and February 6, 1997, respectively, as such may be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,300,000 shares of common stock, $.001 par value (the "Shares"). The Shares, which include up to 300,000 shares of common stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for the sale to the public or issued to the Representatives of the underwriters.

        As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued and sold in the manner described in the Registration Statement will be legally issued, fully paid and nonassessable.

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Micro Therapeutics, Inc.
February 6, 1997
Page 2

        We consent to the use of the opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement, including the Prospectus constituting a part thereof and any amendment thereto.

                                    Very truly yours,

                                    /s/ STRADLING, YOCCA, CARLSON & RAUTH
                                    -----------------------------------------
                                    Stradling, Yocca, Carlson & Rauth